UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2004

COMMERCIAL FEDERAL CORPORATION

(Exact name of registrant as specified in its charter)

NEBRASKA	1-11515	47-0658852
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13220 CALIFORNIA STREET, OMAHA, NEBRASKA	68154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (402) 554-9200

NOT APPLICABLE

(Former name or former address, if changed since last report)

COMMERCIAL FEDERAL CORPORATION

FORM 8-K

CURRENT REPORT

Item 5. Other Events

On March 4, 2004, an amendment was signed to a Bank Owned Life Insurance (“BOLI”) policy that was acquired in December 2000 by Commercial Federal Corporation (the “Registrant”). This amendment was effective February 25, 2004 and will result in the recognition of an asset and an increase to net income of approximately $5.3 million (or approximately $.13 per diluted share) for the first quarter ending March 31, 2004. The amendment will allow the Registrant to receive a guaranteed payment of a certain component of the BOLI policy if there is a full and complete surrender of all outstanding certificates of the BOLI.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMERCIAL FEDERAL CORPORATION
(Registrant)

Date: March 4, 2004	/s/ David S. Fisher
David S. Fisher
Executive Vice President and
Chief Financial Officer
(Duly Authorized Officer)

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